AMENDMENT NO. [8]

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment dated as of June 28, 2016, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Investment Securities Funds (Invesco Investment Securities Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to change the name of Invesco Money Market Fund to Invesco Government Money Market Fund;

NOW, THEREFORE, the parties agree that;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Funds
Invesco Global Real Estate Fund
Invesco High Yield Fund
Invesco Short Duration Inflation Protected Fund
Invesco Government Money Market Fund
Invesco Real Estate Fund
Invesco Short Term Bond Fund
Invesco U.S. Government Fund
Invesco Corporate Bond Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:

Name:	John M. Zerr

Title:	Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By:

Name:

Title:

By:

Name:

Title:

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:

Name:

Title:

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:

Name:

Title:

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:

Name:

Title:

INVESCO HONG KONG LIMITED

Sub-Adviser

By:

Name:

Title:

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:

Name:

Title:

8